EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2022 Fourth Quarter Financial Results

Record Fiscal 2022 Results, with Diluted EPS of $10.01, up 74% and Return on Equity of 21.0%
Quarterly Operating Revenues of $583.4 million, up 50%
Quarterly Net Income of $52.3 million, ROE of 19.8%
Quarterly Diluted EPS of $2.49 per share, up 592%

New York, NY – November 21, 2022 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across multiple asset classes and markets around the world, today announced its financial results for the fiscal year 2022 fourth quarter ended September 30, 2022.
Sean M. O’Connor, CEO of StoneX Group Inc., stated, “These results demonstrate the resiliency of our company during times of volatile markets and geo-economic uncertainties, and validates the ongoing investments we’ve made in the business. We realized strong growth across our operating segments resulting from increased client engagement as well as growth in our client base. We benefited from favorable market conditions with elevated volatility and increased interest rates on our growing client float but have not yet realized the full impact of rising interest rates on our earnings. We are confident that StoneX is well-positioned in fiscal 2023 to capitalize on the growing value we believe our franchise can deliver to empower our clients across all asset classes.”

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”) which we expect to file on or about November 29, 2022. Upon filing, the Annual Report on Form 10-K will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended September 30,			Year Ended September 30,
(Unaudited) (in millions, except share and per share amounts)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$15,838.5	$11,487.9	38%	$64,052.6	$40,961.6	56%
Principal gains, net	275.4	191.3	44%	1,145.2	892.0	28%
Commission and clearing fees	126.3	114.0	11%	507.9	487.2	4%
Consulting, management, and account fees	34.1	23.6	44%	111.3	91.0	22%
Interest income	106.7	30.0	256%	219.0	102.4	114%
Total revenues	16,381.0	11,846.8	38%	66,036.0	42,534.2	55%
Cost of sales of physical commodities	15,797.6	11,456.7	38%	63,928.6	40,861.1	56%
Operating revenues	583.4	390.1	50%	2,107.4	1,673.1	26%
Transaction-based clearing expenses	69.1	64.4	7%	291.2	271.7	7%
Introducing broker commissions	37.4	39.7	(6)%	160.1	160.5	—%
Interest expense	77.6	14.1	450%	135.5	49.6	173%
Interest expense on corporate funding	11.6	10.2	14%	44.7	41.3	8%
Net operating revenues	387.7	261.7	48%	1,475.9	1,150.0	28%
Compensation and other expenses:
Variable compensation and benefits	129.7	85.0	53%	478.1	377.7	27%
Fixed compensation and benefits	80.8	78.2	3%	316.7	301.4	5%
Trading systems and market information	17.2	15.9	8%	66.2	58.8	13%
Professional fees	15.4	13.1	18%	54.3	40.9	33%
Non-trading technology and support	13.7	13.2	4%	52.4	46.0	14%
Occupancy and equipment rental	9.4	8.4	12%	36.1	34.2	6%
Selling and marketing	14.0	9.9	41%	55.3	33.3	66%
Travel and business development	6.1	1.7	259%	16.9	4.5	276%
Communications	2.3	2.3	—%	8.3	9.3	(11)%
Depreciation and amortization	12.3	9.8	26%	44.4	36.5	22%
Bad debts, net of recoveries	4.4	6.7	(34)%	15.8	10.4	52%
Other	16.0	12.4	29%	60.6	46.3	31%
Total compensation and other expenses	321.3	256.6	25%	1,205.1	999.3	21%
Gain on acquisition and other (losses) gains, net	—	(0.2)	n/m	6.4	3.4	88%
Income before tax	66.4	4.9	1,255%	277.2	154.1	80%
Income tax expense (benefit)	14.1	(2.4)	n/m	70.1	37.8	85%
Net income	$52.3	$7.3	616%	$207.1	$116.3	78%
Earnings per share:
Basic	$2.58	$0.37	597%	$10.27	$5.90	74%
Diluted	$2.49	$0.36	592%	$10.01	$5.74	74%
Weighted-average number of common shares outstanding:
Basic	19,690,761	19,214,912	2%	19,570,403	19,130,643	2%
Diluted	20,352,682	19,759,984	3%	20,067,540	19,678,168	2%

Return on equity (“ROE”)	19.8%	3.2%		21.0%	13.9%
ROE on tangible book value	21.6%	3.6%		23.2%	15.9%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Segment operating revenues represented by:
Commercial	$185.2	$132.7	40%	$692.1	$534.8	29%
Institutional	258.6	138.3	87%	831.8	668.4	24%
Retail	101.8	86.4	18%	426.7	348.0	23%
Global Payments	44.3	34.4	29%	172.0	137.3	25%
Corporate Unallocated	0.9	3.0	(70)%	7.8	1.7	359%
Eliminations	(7.4)	(4.7)	57%	(23.0)	(17.1)	35%
Operating revenues	$583.4	$390.1	50%	$2,107.4	$1,673.1	26%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Segment income represented by:
Commercial	$80.2	$44.1	82%	$288.3	$192.2	50%
Institutional	45.0	24.4	84%	174.6	167.7	4%
Retail	20.2	11.9	70%	115.4	67.8	70%
Global Payments	24.4	18.4	33%	97.4	78.5	24%
Total segment income	$169.8	$98.8	72%	$675.7	$506.2	33%
Reconciliation of segment income to income before tax:
Segment income	$169.8	$98.8	72%	$675.7	$506.2	33%
Net costs not allocated to operating segments	(103.4)	(93.7)	10%	(398.5)	(355.5)	12%
Gain on acquisition and other (losses) gains, net	—	(0.2)	(100)%	—	3.4	(100)%
Income before tax	$66.4	$4.9	1,255%	$277.2	$154.1	80%
Key Operating Metrics
The tables below display operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended September 30,			Year Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Operating Revenues (in millions):
Listed derivatives	$100.8	$89.7	12%	$430.5	$387.6	11%
Over-the-counter (“OTC”) derivatives	49.0	34.4	42%	208.3	143.4	45%
Securities	181.8	112.1	62%	610.4	533.6	14%
FX / Contracts for difference (“CFD”) contracts	81.4	55.7	46%	339.3	242.0	40%
Global payments	43.6	33.3	31%	167.8	133.8	25%
Physical contracts	61.9	42.1	47%	194.3	152.6	27%
Interest / fees earned on client balances	49.1	7.9	522%	89.3	26.0	243%
Other	22.3	16.6	34%	82.7	69.5	19%
Corporate Unallocated	0.9	3.0	(70)%	7.8	1.7	359%
Eliminations	(7.4)	(4.7)	57%	(23.0)	(17.1)	35%
	$583.4	$390.1	50%	$2,107.4	$1,673.1	26%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	40,813	36,004	13%	160,609	146,101	10%
Listed derivatives, average rate per contract (1)	$2.31	$2.41	(4)%	$2.53	$2.55	(1)%
Average client equity - listed derivatives (millions)	$6,697	$4,164	61%	$5,696	$3,842	48%
OTC derivatives (contracts, 000’s)	737	667	10%	2,968	2,557	16%
OTC derivatives, average rate per contract	$67.02	$51.25	31%	$70.49	$55.70	27%
Securities average daily volume (“ADV”) (millions)	$3,599	$3,040	18%	$3,459	$2,776	25%
Securities rate per million (“RPM”) (2)	$684	$427	60%	$579	$610	(5)%
Average money market / FDIC sweep client balances (millions)	$1,946	$1,592	22%	$1,784	$1,471	21%
FX / CFD contracts ADV (millions)	$12,263	$11,063	11%	$13,273	$10,636	25%
FX / CFD contracts RPM	$103	$77	34%	$99	$89	11%
Global Payments ADV (millions)	$64	$54	19%	$62	$54	15%
Global Payments RPM	$10,680	$9,573	12%	$10,880	$9,921	10%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Operating Revenues
Operating revenues increased $193.3 million, or 50%, to $583.4 million in the three months ended September 30, 2022 compared to $390.1 million in the three months ended September 30, 2021.
Operating revenues derived from listed derivatives increased $11.1 million, or 12%, to $100.8 million in the three months ended September 30, 2022 compared to $89.7 million in the three months ended September 30, 2021. This increase was principally due to a 13% increase in listed derivative contract volumes, which was partially offset by a 4% decline in the average rate per contract compared to the three months ended September 30, 2021.
Operating revenues derived from OTC derivatives increased $14.6 million, or 42%, to $49.0 million in the three months ended September 30, 2022 compared to $34.4 million in the three months ended September 30, 2021. This increase was principally due to a 31% increase in the OTC derivative average rate per contract as well as a 10% increase in OTC derivative contract volumes compared to the three months ended September 30, 2021.
Operating revenues derived from securities transactions increased $69.7 million, or 62%, to $181.8 million in the three months ended September 30, 2022 compared to $112.1 million in the three months ended September 30, 2021. This increase was principally due to a 60% increase in RPM as well as an 18% increase in ADV compared to the three months ended September 30, 2021.
Operating revenues derived from FX/CFD contracts increased $25.7 million, or 46%, to $81.4 million in the three months ended September 30, 2022 compared to $55.7 million in the three months ended September 30, 2021, principally due to a 34% increase in FX/CFD contracts RPM as well as an 11% increase in FX/CFD contracts ADV.
Operating revenues from global payments increased $10.3 million, or 31%, to $43.6 million in the three months ended September 30, 2022 compared to $33.3 million in the three months ended September 30, 2021, principally driven by a 19% increase in ADV and a 12% increase in global payments RPM.
Operating revenues derived from physical contracts increased $19.8 million, or 47%, to $61.9 million in the three months ended September 30, 2022 compared to $42.1 million in the three months ended September 30, 2021. This increase was principally due to increased client activity in both our physical precious metals and physical agricultural and energy businesses compared to the three months ended September 30, 2021.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivatives, correspondent clearing, and independent wealth management product offerings, increased $41.2 million, or 522%, to $49.1 million in the three months ended September 30, 2022 compared to $7.9 million in the three months ended September 30, 2021. This was principally driven by an increase in short-term interest rates as well as increases in average client equity and average money-market/FDIC sweep client balances of 61% and 22%, respectively.
Interest expense

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Interest expense attributable to:
Trading activities:
Institutional dealer in fixed income securities	$45.9	$3.4	n/m	$62.3	$9.6	549%
Securities borrowing	6.7	4.7	43%	23.0	17.6	31%
Client balances on deposit	14.0	0.3	n/m	17.4	1.5	n/m
Short-term financing facilities of subsidiaries and other direct interest of operating segments	11.0	5.7	93%	32.8	20.9	57%
	77.6	14.1	450%	135.5	49.6	173%
Corporate funding	11.6	10.2	14%	44.7	41.3	8%
Total interest expense	$89.2	$24.3	267%	$180.2	$90.9	98%
During the three months ended September 30, 2022, the increase in interest expense attributable to trading activities is principally due to the increase in fixed income business activities within our Institutional segment, an increase in interest expense on client balances principally due to higher average client equity, and increase in average borrowings within our Commercial segment, along with the impact of the increases in short-term interest rates during the year ended September 30, 2022.

Gain on Acquisition and Other (Losses) Gains, net
The results of the year ended September 30, 2022 include a nonrecurring gain of $6.4 million related to a foreign exchange antitrust class action settlement received in March 2022.
The results of the year ended September 30, 2021 included a gain of $3.3 million related to the acquisition of Gain Capital Holdings, Inc. (“Gain”) in the fourth quarter of fiscal 2020, due to an adjustment to the final liabilities assumed, resulting in an adjustment from the initially determined values as of August 1, 2020.

Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended September 30,				Year Ended September 30,
(in millions)	2022	% of Total	2021	% of Total	2022	% of Total	2021	% of Total
Variable compensation and benefits	$129.7	30%	$85.0	23%	$478.1	29%	$377.7	26%
Transaction-based clearing expenses	69.1	16%	64.4	18%	291.2	17%	271.7	19%
Introducing broker commissions	37.4	9%	39.7	11%	160.1	10%	160.5	11%
Total variable expenses	236.2	55%	189.1	52%	929.4	56%	809.9	56%
Fixed compensation and benefits	80.8	19%	78.2	22%	316.7	19%	301.4	21%
Other fixed expenses	106.4	25%	86.7	24%	394.5	24%	309.8	22%
Bad debts, net of recoveries	4.4	1%	6.7	2%	15.8	1%	10.4	1%
Total non-variable expenses	191.6	45%	171.6	48%	727.0	44%	621.6	44%
Total non-interest expenses	$427.8	100%	$360.7	100%	$1,656.4	100%	$1,431.5	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.

Segment Results
Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail and Global Payments.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Annual Report on Form 10-K to be filed with the SEC.
Commercial

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$15,610.8	$10,940.9	43%	$63,162.7	$39,420.3	60%
Principal gains, net	82.8	58.5	42%	343.0	245.5	40%
Commission and clearing fees	38.9	42.1	(8)%	168.8	178.3	(5)%
Consulting, management and account fees	5.7	4.9	16%	21.9	19.7	11%
Interest income	20.2	6.4	216%	46.8	20.2	132%
Total revenues	15,758.4	11,052.8	43%	63,743.2	39,884.0	60%
Cost of sales of physical commodities	15,573.2	10,920.1	43%	63,051.1	39,349.2	60%
Operating revenues	185.2	132.7	40%	692.1	534.8	29%
Transaction-based clearing expenses	13.6	13.7	(1)%	55.9	54.0	4%
Introducing broker commissions	7.3	8.5	(14)%	31.5	34.7	(9)%
Interest expense	5.2	3.2	63%	18.2	13.0	40%
Net operating revenues	159.1	107.3	48%	586.5	433.1	35%
Variable direct compensation and benefits	46.0	33.1	39%	171.2	133.4	28%
Net contribution	113.1	74.2	52%	415.3	299.7	39%
Fixed compensation and benefits	12.2	12.6	(3)%	49.8	49.9	—%
Other fixed expenses	17.9	11.6	54%	65.6	49.1	34%
Bad debts, net of recoveries	2.8	5.9	(53)%	11.6	8.5	36%
Non-variable direct expenses	32.9	30.1	9%	127.0	107.5	18%
Segment income	$80.2	$44.1	82%	$288.3	$192.2	50%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Listed derivatives	$52.9	$53.7	(1)%	$240.5	$223.5	8%
OTC derivatives	49.0	34.5	42%	208.3	143.4	45%
Physical contracts	59.7	34.5	73%	180.4	132.2	36%
Interest / fees earned on client balances	18.2	4.9	271%	41.3	14.6	183%
Other	5.4	5.1	6%	21.6	21.1	2%
	$185.2	$132.7	40%	$692.1	$534.8	29%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	7,337	7,019	5%	30,323	30,904	(2)%
Listed derivatives, average rate per contract (1)	$6.88	$7.42	(7)%	$7.54	$6.92	9%
Average client equity - listed derivatives (millions)	$2,285	$1,791	28%	$2,149	$1,648	30%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	737	667	10%	2,968	2,557	16%
OTC derivatives, average rate per contract	$67.02	$51.25	31%	$70.49	$55.70	27%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	84.6	51.7	64%	337.2	312.0	8%
Commission and clearing fees	75.0	55.9	34%	283.8	246.0	15%
Consulting, management and account fees	14.4	4.2	243%	32.2	18.0	79%
Interest income	84.6	26.5	219%	178.6	92.4	93%
Total revenues	258.6	138.3	87%	831.8	668.4	24%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	258.6	138.3	87%	831.8	668.4	24%
Transaction-based clearing expenses	49.8	43.5	14%	202.4	184.1	10%
Introducing broker commissions	7.7	4.9	57%	31.7	27.5	15%
Interest expense	69.7	10.7	551%	114.2	37.4	205%
Net operating revenues	131.4	79.2	66%	483.5	419.4	15%
Variable direct compensation and benefits	50.7	30.6	66%	188.4	158.5	19%
Net contribution	80.7	48.6	66%	295.1	260.9	13%
Fixed compensation and benefits	13.4	11.2	20%	51.3	46.1	11%
Other fixed expenses	22.1	12.9	71%	67.4	46.5	45%
Bad debt (recovery) expense, net	0.2	0.1	100%	1.8	0.6	200%
Non-variable direct expenses	35.7	24.2	48%	120.5	93.2	29%
Segment income	$45.0	$24.4	84%	$174.6	$167.7	4%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Listed derivatives	$47.9	$36.0	33%	$190.0	$164.1	16%
OTC derivatives	—	(0.1)	(100)%	—	—	n/m
Securities	159.5	86.0	85%	513.4	436.0	18%
FX contracts	6.3	3.9	62%	28.4	16.1	76%
Interest / fees earned on client balances	30.1	2.7	1,015%	46.1	10.2	352%
Other	14.8	9.8	51%	53.9	42.0	28%
	$258.6	$138.3	87%	$831.8	$668.4	24%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	33,476	28,985	15%	130,285	115,197	13%
Listed derivatives, average rate per contract (1)	$1.30	$1.19	9%	$1.36	$1.38	(1)%
Average client equity - listed derivatives (millions)	$4,413	$2,372	86%	$3,547	$2,195	62%
Securities ADV (millions)	$3,599	$3,040	18%	$3,459	$2,776	25%
Securities RPM (2)	$684	$427	60%	$579	$610	(5)%
Average money market / FDIC sweep client balances (millions)	$1,946	$1,592	22%	$1,784	$1,471	21%
FX contracts ADV (millions)	$3,935	$2,144	84%	$3,983	$1,647	142%
FX contracts RPM	$25	$27	(7)%	$28	$38	(26)%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Retail

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$227.7	$547.0	(58)%	$889.9	$1,541.3	(42)%
Principal gains, net	71.4	48.8	46%	307.4	212.7	45%
Commission and clearing fees	11.3	14.5	(22)%	50.8	58.9	(14)%
Consulting, management and account fees	13.1	12.4	6%	51.6	45.5	13%
Interest income	2.7	0.3	800%	4.5	1.5	200%
Total revenues	326.2	623.0	(48)%	1,304.2	1,859.9	(30)%
Cost of sales of physical commodities	224.4	536.6	(58)%	877.5	1,511.9	(42)%
Operating revenues	101.8	86.4	18%	426.7	348.0	23%
Transaction-based clearing expenses	6.0	5.3	13%	26.2	25.7	2%
Introducing broker commissions	21.8	26.6	(18)%	95.6	98.2	(3)%
Interest expense	0.6	0.8	(25)%	2.0	1.7	18%
Net operating revenues	73.4	53.7	37%	302.9	222.4	36%
Variable direct compensation and benefits	5.5	5.3	4%	22.6	18.0	26%
Net contribution	67.9	48.4	40%	280.3	204.4	37%
Fixed compensation and benefits	14.4	12.6	14%	55.7	51.6	8%
Other fixed expenses	32.0	23.4	37%	113.3	83.9	35%
Bad debts, net of recoveries	1.3	0.5	160%	2.3	1.1	109%
Non-variable direct expenses	47.7	36.5	31%	171.3	136.6	25%
Other gain	—	—	—%	6.4	—	n/m
Segment income	$20.2	$11.9	70%	$115.4	$67.8	70%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Securities	$22.3	$26.1	(15)%	$97.0	$97.6	(1)%
FX / CFD contracts	75.1	51.8	45%	310.9	225.9	38%
Physical contracts	2.2	7.6	(71)%	13.9	20.4	(32)%
Interest / fees earned on client balances	0.8	0.3	167%	1.9	1.2	58%
Other	1.4	0.6	133%	3.0	2.9	3%
	$101.8	$86.4	18%	$426.7	$348.0	23%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions)	$8,328	$8,918	(7)%	$9,290	$8,989	3%
FX / CFD contracts RPM	$140	$89	57%	$129	$98	32%

Global Payments

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	41.9	31.9	31%	162.9	128.8	26%
Commission and clearing fees	1.6	1.4	14%	6.2	5.2	19%
Consulting, management, account fees	0.7	1.1	(36)%	2.8	3.3	(15)%
Interest income	0.1	—	n/m	0.1	—	—%
Total revenues	44.3	34.4	29%	172.0	137.3	25%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	44.3	34.4	29%	172.0	137.3	25%
Transaction-based clearing expenses	1.7	1.6	6%	7.8	6.5	20%
Introducing broker commissions	0.6	0.4	50%	1.5	0.8	88%
Interest expense	0.1	—	n/m	0.2	0.1	100%
Net operating revenues	41.9	32.4	29%	162.5	129.9	25%
Variable compensation and benefits	8.3	7.0	19%	31.3	26.2	19%
Net contribution	33.6	25.4	32%	131.2	103.7	27%
Fixed compensation and benefits	5.2	4.0	30%	18.9	14.7	29%
Other fixed expenses	3.9	2.8	39%	14.8	10.3	44%
Bad debts, net of recoveries	0.1	0.2	(50)%	0.1	0.2	(50)%
Total non-variable direct expenses	9.2	7.0	31%	33.8	25.2	34%
Segment income	$24.4	$18.4	33%	$97.4	$78.5	24%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Payments	$43.6	$33.3	31%	$167.8	$133.8	25%
Other	0.7	1.1	(36)%	4.2	3.5	20%
	$44.3	$34.4	29%	$172.0	$137.3	25%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$64	$54	19%	$62	$54	15%
Global Payments RPM	$10,680	$9,573	12%	$10,880	$9,921	10%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments discussed above.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Compensation and benefits:
Variable compensation and benefits	$17.9	$7.9	127%	$59.5	$37.6	58%
Fixed compensation and benefits	30.2	32.7	(8)%	119.2	119.1	—%
	48.1	40.6	18%	178.7	156.7	14%
Other expenses:
Occupancy and equipment rental	9.4	8.1	16%	35.7	33.1	8%
Non-trading technology and support	10.0	9.8	2%	38.3	31.8	20%
Professional fees	6.6	7.2	(8)%	26.1	23.0	13%
Depreciation and amortization	5.4	5.9	(8)%	21.7	19.0	14%
Communications	1.4	1.7	(18)%	5.5	6.5	(15)%
Selling and marketing	0.9	0.7	29%	5.8	1.7	241%
Trading systems and market information	1.0	1.7	(41)%	4.6	4.2	10%
Travel and business development	1.7	0.1	1,600%	4.0	1.3	208%
Other	0.8	7.0	(89)%	18.6	23.4	(21)%
	37.2	42.2	(12)%	160.3	144.0	11%
Total compensation and other expenses	$85.3	$82.8	3%	$339.0	$300.7	13%
Total unallocated costs and other expenses increased $2.5 million, or 3%, to $85.3 million in the three months ended September 30, 2022 compared to $82.8 million in the three months ended September 30, 2021. Compensation and benefits increased $7.5 million, or 18%, to $48.1 million in the three months ended September 30, 2022 compared to $40.6 million in the three months ended September 30, 2021, principally due to the increase in variable compensation resulting from the strong quarter performance compared to the prior year.
Average administrative headcount increased 14% in the three months ended September 30, 2022 compared to the three months ended September 30, 2021, principally within compliance, IT, human resources, and compliance. Other non-compensation expenses decreased $5.0 million, or 12%, to $37.2 million in the three months ended September 30, 2022 compared to $42.2 million in the three months ended September 30, 2021 principally due to lower non-income taxes, partially offset by higher travel costs.

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	September 30, 2022	September 30, 2021
Summary asset information:
Cash and cash equivalents	$1,108.5	$1,109.6
Cash, securities and other assets segregated under federal and other regulations	$3,267.2	$2,274.4
Securities purchased under agreements to resell	$1,672.0	$2,239.9
Securities borrowed	$1,209.8	$2,163.1
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$6,842.6	$5,292.9
Receivables from clients, net and notes receivable, net	$571.3	$467.2
Financial instruments owned, at fair value	$4,167.3	$4,354.6
Physical commodities inventory, net	$513.5	$447.5
Property and equipment, net	$112.9	$93.3
Operating right of use assets	$121.8	$125.3
Goodwill and intangible assets, net	$86.2	$100.8
Other	$186.5	$171.0

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$400.6	$305.1
Operating lease liabilities	$143.0	$146.6
Payables to clients	$9,891.0	$7,835.9
Payables to broker-dealers, clearing organizations and counterparties	$659.8	$613.5
Payables to lenders under loans	$485.1	$248.6
Senior secured borrowings, net	$339.1	$507.0
Income taxes payable	$16.2	$13.2
Securities sold under agreements to repurchase	$3,195.6	$4,340.9
Securities loaned	$1,189.5	$2,153.6
Financial instruments sold, not yet purchased, at fair value	$2,469.6	$1,771.2
Stockholders’ equity	$1,070.1	$904.0

Common stock outstanding - shares	20,303,904	19,823,910
Net asset value per share	$52.70	$45.60
The Company calculates ROE on stated book value based on net income divided by average stockholders’ equity. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Tuesday, November 22, 2022 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call via https://register.vevent.com/register/BIc54c02e6ccf34bb6b56bafdef3029edc approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its over 3,600 employees serve more than 54,000 commercial, institutional, and global payments clients, and more than 400,000 retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q and other filings made time to time with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G